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                                                                    Exhibit 3(b)



                                   BY-LAWS OF

                               HARRIS CORPORATION


                          AS IN EFFECT DECEMBER 3, 1999

         (ARTICLE II, SECTION 6 WAS AMENDED BY THE BOARD OF DIRECTORS ON
                                JUNE 23, 2000.)








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                                   BY-LAWS OF
                               HARRIS CORPORATION

                                   ARTICLE I.
                                    OFFICES.

         The registered office of the Company shall be in the City of Wilmington, County of New Castle, State of Delaware.

         The Company may also have offices at such other places as the Board of Directors from time to time may determine or the business of the Company may require.

                                   ARTICLE II.
                            MEETINGS OF SHAREHOLDERS.

         Section 1. Place of Meeting. All meetings of shareholders for the election of directors or for any other purposes whatsoever shall be held at the office of the Company in the City of Wilmington, Delaware, or elsewhere within or without the State of Delaware, as may be decided upon from time to time by the Board of Directors and indicated in the notice of the meeting.

         Section 2. Annual Meeting. The annual the shareholders shall be held on such date as the Board of Directors may determine and at the time as shall be decided by the Board of Directors and indicated in the notice of the meeting. Directors shall be elected thereat and such other business transacted as may be specified in the notice of the meeting, or as may be properly brought before the meeting.

         Section 3. Special Meetings. Special meetings of the shareholders may be held on any business day when called by the Chairman of the Board, Chief Executive Officer, the Board of Directors, or a majority of the full Board of Directors acting without a meeting.

         Section 4. Notice of Meetings. A written or printed notice of every annual or special meeting of the shareholders stating the time and place and the purposes thereof shall be given to each shareholder entitled to vote thereat and to each shareholder entitled to notice as provided by law, which notice shall be given not less than ten (10) nor more than sixty (60) days prior to the date of the meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to each shareholder at such shareholder's address as it appears on the records of the Company. It shall be the duty of the Secretary to give written notice of the annual meeting and of each special meeting, when requested so to do by the officer or directors calling such meeting. Any shareholder may waive in writing any notice required to be given by law or under these By-Laws and by attendance or voting at any meeting without protesting the lack of proper notice shall be deemed to have waived notice thereof.

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         Section 5. Shareholder List. A complete list of the shareholders entitled to vote at each meeting of shareholders, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by or at the instance of the Secretary and made available at the location where the meeting is to be held, at least ten (10) days before every meeting, and shall at all times during the usual hours for business in said ten (10) day period and during the time of said meeting be open to examination by any shareholder.

         Section 6. Voting and Proxies. At all meetings of shareholders, only such shareholders shall be entitled to vote, in person or by proxy, who appear upon the records of the Company as the holders of shares at the time possessing voting power, or if a record date be fixed as hereinafter provided, those appearing as such on such record date. [Added June 23, 2000: "Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A shareholder may authorize another person or persons to act for such shareholder as proxy by executing a writing authorizing such person or persons to act for such shareholder as proxy or by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram, or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other means of electronic transmission was authorized by the shareholder."]

         Section 7. Quorum and Adjournments. Except as may otherwise be required by law or by the Certificate of Incorporation or by these By-Laws, the holders of a majority of the shares entitled to vote at a shareholders' meeting shall constitute a quorum to hold such meeting; provided, however, that any meeting, whether or not a quorum is present or otherwise, may, by vote of the holders of a majority of the voting shares represented thereat, adjourn from time to time and from place to place in the county wherein said meeting was originally called without notice other than by announcement at such meeting.

         Section 8. Advance Notice of Shareholder Nominees for Director and Other Shareholder Proposals. (a) The matters to be considered and brought before any annual or special meeting of shareholders of the Company shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 8.

         (b) For any matter to be properly brought before any annual meeting of shareholders, the matter must be (i) specified in the notice of annual meeting given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors or
(iii) brought before the annual meeting in the manner specified in this Section 8(b) by a shareholder of record entitled to vote at the annual meeting of

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shareholders on such matter. In addition to any other requirements under applicable law and the Certificate of Incorporation and these By-Laws, persons nominated by shareholders for election as directors of the Company and any other proposals by shareholders shall be properly brought before the meeting only if notice of any such matter to be presented by a shareholder at such meeting of shareholders (the "Shareholder Notice") shall be delivered to the Secretary of the Company at the principal executive office of the Company not less than ninety (90) nor more than one hundred and twenty (120) days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an "Other Meeting Date"), such Shareholder Notice shall be given in the manner provided herein by the later of the close of business on (i) the date ninety (90) days prior to such Other Meeting Date or (ii) the tenth day following the date such Other Annual Meeting Date is first publicly announced or disclosed. Any shareholder desiring to nominate any person or persons (as the case may be) for election as a director or directors of the Company shall deliver, as part of such Shareholder Notice, a statement in writing setting forth (i) the name of the person or persons to be nominated; (ii) the number and class of all shares of each class of stock of the Company owned of record and beneficially by each such person, as reported to such shareholder by such nominee(s); (iii) the information regarding each such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the Company); (iv) each such person's signed consent to serve as a director of the Company if elected; and (v) such shareholder's name and address and the number and class of all shares of each class of stock of the Company owned of record and beneficially by such shareholder. Any shareholder who gives a Shareholder Notice of any matter proposed to be brought before the meeting (other than a nomination of directors) shall deliver, as part of such Shareholder Notice, the text of the proposal to be presented and a brief written statement of the reasons why such shareholder favors the proposal and setting forth such shareholder's name and address, the number and class of all shares of each class of stock of the Company owned of record and beneficially by such shareholder and, if applicable, any material interest of such shareholder in the matter proposed (other than as a shareholder). As used herein, shares "beneficially owned" shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 (the "Exchange Act"). If a shareholder is entitled to vote only for a specific class or category of directors at a meeting (annual or special), such shareholders right to nominate one or more individuals for election as a director at the meeting shall be limited to such class or category of directors.

                  Notwithstanding anything in this Section 8(b) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company at the next annual meeting is increased and either all of the nominees for director at the next annual meeting or the size of the increased Board of Directors is not publicly announced or disclosed by the Company at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a Shareholder Notice shall also be considered timely hereunder, but

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only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Company at the principal executive office of the Company not later than the close of business on the tenth day following the first date all of such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

         (c) Except as provided in the immediately following sentence, only such matters shall be properly brought before a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company's notice of such meeting. In the event the Company calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company's notice of meeting, if the Shareholder Notice required by Section 8(b) hereof shall be delivered to the Secretary of the Company at the principal executive office of the Company not later than the close of business on the tenth day following the day on which the date of the special meeting and either the names of the nominees proposed by the Board of Directors to be elected at such meeting or the number of directors to be elected is publicly announced or disclosed.

         (d) For purposes of this Section 8, a matter shall be deemed to have been "publicly announced or disclosed" if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news or wire service or in a document publicly filed by the Company with the Securities and Exchange Commission.

         (e) In no event shall the adjournment of an annual meeting or special meeting or the postponement of any meeting that does not require a change in the record date for such meeting, or any announcement thereof, commence a new period for the giving of notice as provided in this Section 8. This Section 8 shall not
(i) affect the rights of shareholders to request inclusion of proposals made pursuant to Rule 14a-8 under the Exchange Act or (ii) apply to the election of directors selected by or pursuant to the provisions of Article FOURTH, Section 3 of the Restated Certificate of Incorporation relating to the rights of the holders of any class or series of stock of the Company having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances.

         (f) The person presiding at any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 8 and, if not so given, shall direct and declare at the meeting that such nominees and other matters are out of order and shall not be considered.

         Section 9. Conduct of Meetings. The Board of Directors of the Company may adopt by resolution such rules, regulations and procedures for the conduct of meetings of shareholders as it shall deem appropriate. Except to the extent inconsistent with applicable law and such rules and regulations adopted by the Board of Directors, the Chairman of each meeting of shareholders shall have the right and authority to prescribe such rules, regulations


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and procedures and to do all such acts, including causing an adjournment of such meeting, as, in the judgment of such Chairman, are appropriate. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting, including fixing the time for opening and closing the polls for voting on each matter; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to shareholders of record of the Company, their duly authorized and constituted proxies or such other persons as the Chairman shall permit; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless, and to the extent determined by the Board of Directors or the Chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

         Section 10. Organization of Meetings. Meetings of shareholders shall be presided over by the Chairman of the Board of Directors, or in his or her absence by the Chief Executive Officer, or in the absence of the foregoing persons by a Chairman designated by the Board of Directors, or, in the absence of any such designation, by a Chairman chosen at the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as the secretary of the meeting, but in the absence of the Secretary or Assistant Secretary, the Chairman of the meeting may appoint any person to act as secretary of the meeting.

                                  ARTICLE III.
                               BOARD OF DIRECTORS.

         Section 1. Number. The Board of Directors shall consist of not less than eight nor more than thirteen members as may be determined by the Board of Directors. After any such determination, the number so determined shall continue as the authorized number of members of the Board until the same shall be changed as aforesaid. Directors need not be shareholders.

         Section 2. Manner of Election. Except as may otherwise be required by the Certificate of Incorporation, at each meeting of the shareholders called for the purpose of electing directors, the persons receiving the greatest number of votes shall be the directors. Such election shall be by ballot.

         Section 3. Tenure; Vacancies. Each director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and qualified; subject, however, to prior resignation, death or removal as provided by law. Any director may resign at any time by oral statement to that effect made at a meeting of the Board of Directors, to be effective upon its acceptance by the Board, or in writing to that effect delivered to the Secretary, to be effective upon its acceptance or at the time specified in such writing. Any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled by a


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majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

         Section 4. Organization Meeting. Immediately after each annual meeting of the shareholders or special meeting held in lieu thereof, the newly elected Board of Directors, if a quorum is present, shall hold an organization meeting for the purpose of electing officers and transacting any other business. Notice of such meeting need not be given. If, for any reason, said organization meeting is not held at such time, a special meeting for such purpose shall be held as soon thereafter as practicable.

         Section 5. Regular Meetings. Regular meetings of the Board of Directors for the transaction of any business may be held at such times and places as may be determined by the Board of Directors. The Secretary shall give to each director at least five (5) days written notice of each such meeting.

         Section 6. Special Meetings. Special meetings of the Board of Directors may be held at any time and place upon call by the Chairman of the Board, the Chief Executive Officer, or a majority of the Directors. Notice of each such meeting shall be given to each director by letter, telegram or telephone or in person not less than two (2) days prior to such meeting; provided, however, that such notice shall be deemed to have been waived by the directors attending or voting at any such meeting, without protesting the lack of proper notice, and may be waived in writing or by telegram by any director either before or after such meeting. Unless otherwise indicated in the notice thereof, any business may be transacted at such meeting.

         Section 7. Quorum. At all meetings of the Board of Directors a majority of the directors in office at the time shall constitute a quorum for the transaction of business, but in no case shall such quorum be less than one-third of the total authorized number of directors.

         Section 8. Compensation. If so determined by the Board of Directors, all or any members of the Board of Directors or of any committee of the Board who are not Company employees shall be compensated for their services in such capacities either a fixed sum for attendance at each meeting of the Board or of such committee or such other amount as may be determined from time to time by the Board of Directors. Compensation may be paid in cash and in the Company's stock and stock equivalents. Directors may be reimbursed for expenses reasonably incurred by them in attending such meetings.

                                   ARTICLE IV.
                                   COMMITTEES.

         The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Company, which to the extent provided in said resolution or resolutions shall have and may exercise the powers of the Board of Directors in the management of the

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business and affairs of the Company and may have power to authorize the seal of the Company to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

                                   ARTICLE V.
                                    OFFICERS.

         Section 1. Officers Designated. The officers of the Company shall be elected by the Board of Directors at their organization meeting or any other meeting. The Board of Directors shall elect the executive officers of the Company which may include a Chairman of the Board, President, and one or more Vice Presidents (any one or more of whom may be designated as Executive Vice Presidents, or as Senior Vice Presidents or by any other designations). In addition thereto, the officers shall include a Controller, a General Counsel, a Secretary and a Treasurer. In their discretion the Board of Directors may elect one or more Assistant Secretaries and Assistant Treasurers and any other additional officers. The Chairman of the Board shall be elected from among the directors. The other officers may but need not be elected from among the directors. Any two offices may be held by the same person, but in any case where the action of more than one officer is required no one person shall act in more than one capacity.

         Section 2. Tenure of Office. The officers of the Company shall hold office until the next organization meeting of the Board of Directors and until their respective successors are chosen and qualified, except in case of resignation, death or removal. The Board of Directors may remove any officer at any time with or without cause by the vote of the majority of the directors in office at the time. A vacancy in any office may be filled by election by the Board of Directors.

         Section 3. Powers and Duties of Officers in General. The powers and duties of the officers shall be exercised in all cases subject to such directions as the Board of Directors may see fit to give. The respective powers and duties hereinafter set forth are subject to alteration by the Board of Directors. The Board of Directors is also authorized to delegate the duties of any officer to any other officer, employee or committee and to require the performance of duties in addition to those provided for herein. Subject to such directions, if any, as the Board of Directors may give from time to time, the chief executive officers of the Company are authorized to establish and to modify from time to time an organization plan defining the respective duties and functions of the officers of the Company.

         Section 4. Chairman of the Board. The Chairman of the Board shall preside at meetings of the shareholders and of the Board of Directors.

         Section 5. Chief Executive Officer. The Chief Executive Officer shall be either the Chairman of the Board and/or the President, as the Board of Directors so designates, and he or she shall have general responsibility for the major functions of the business of the Company and shall initiate and develop broad Company policies.


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         Section 6. President; Vice Presidents. In the absence or disability of the Chief Executive Officer, the President shall perform the Chief Executive Officer's duties. In the absence or disability of the Chief Executive Officer and the President, the Vice Presidents, in the order designated by the Board of Directors, shall perform the Chief Executive Officer's duties. If so determined by the Board of Directors, one Vice President may be designated as manager of specific sectors, divisions, districts or such other unit or as being in charge of specific functions, another as Vice President in Charge of Sales, and other Vice Presidents as managers of specified divisions or sales districts of the Company or as being in charge of specified functions.

         Section 7. Controller, General Counsel, Secretary, and Treasurer. The Controller, General Counsel, the Secretary, and the Treasurer shall perform such duties as are indicated by their respective titles, subject to the provisions of
Section 3 of this Article. The Secretary shall have the custody of the corporate seal.

         Section 8. Other Officers. All other officers shall have such powers and duties as may be prescribed by the Board of Directors, or, in the absence of their action, by the chief executive officers of the Company or by the respective officers having supervision over them.

         Section 9. Compensation. The Board of Directors is authorized to determine, or to provide the method of determining, or to empower a committee of its members to determine, the compensation of all officers.

         Section 10. Bond. If so requested and authorized by the Board of Directors, the Company shall furnish a fidelity bond in such sum and with such security as the Board of Directors may require.

         Section 11. Signing Checks and Other Instruments. The Board of Directors is authorized to determine or provide the method of determining the manner in which deeds, contracts and other obligations and instruments of the Company shall be signed. However, persons doing business with the Company shall be entitled to rely upon the action of the Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, the Controller or General Counsel in executing contracts and other obligations and instruments, of the Company as having been duly authorized. The Board of Directors of the Company is authorized to designate or provide the method of designating depositaries of the funds of the Company and to determine or provide the method of determining the manner in which checks, notes, bills of exchange and similar instruments shall be signed, countersigned or endorsed.

                                   ARTICLE VI.
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal,

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administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company, is or was a director, officer, trustee, member, stockholder, partner, incorporator or liquidator of a Subsidiary of the Company, or serves or served at the request of the Company as a director, officer, trustee, member, stockholder, partner, incorporator or liquidator of or in any other capacity for any other enterprise. Expenses, including attorneys' fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Company promptly upon demand by such person and, if any such demand is made in advance of the final disposition of any such action, suit or proceeding, promptly upon receipt by the Company of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Company. The rights provided to any person by this by-law shall be enforceable against the Company by such person, who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer or in such other capacity as provided above. In addition, the rights provided to any person by this by-law shall survive the termination of such person as any such director, officer, trustee, member, stockholder, partner, incorporator or liquidator and, insofar as such person served at the request of the Company as a director, officer, trustee, member, stockholder, partner, incorporator or liquidator of or in any other capacity for any other enterprise, shall survive the termination of such request as to service prior to termination of such request. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

         Notwithstanding anything contained in this Article VI, except for proceedings to enforce rights provided in this Article VI, the Company shall not be obligated under this Article VI to provide any indemnification or any payment or reimbursement of expenses to any director, officer or other person in connection with a proceeding (or part thereof) initiated by such person (which shall not include counterclaims or crossclaims initiated by others) unless the Board of Directors has authorized or consented to such proceeding (or part thereof) in a resolution adopted by the Board.

         For purposes of this by-law, the term "Subsidiary" shall mean any corporation, partnership, limited liability company or other entity in which the Company owns, directly or indirectly, a majority of the economic or voting ownership interest; the term "other enterprise" shall include any corporation, partnership, limited liability company, joint venture, trust, association or other unincorporated organization or other entity and any employee benefit plan; the term "officer," when used with respect to the Company, shall refer to any officer elected by or appointed pursuant to authority granted by the Board of Directors of the Company pursuant to Article V of these By-Laws, when used with respect to a Subsidiary or other enterprise that is a corporation, shall refer to any person elected or appointed pursuant to the by-laws of such Subsidiary or other enterprise or chosen in such manner as is prescribed by the by-laws of such Subsidiary or other enterprise or determined by the Board of Directors of such Subsidiary or other enterprise, and when used with respect to a Subsidiary or other enterprise that is not a corporation or is organized in a foreign jurisdiction, the term "officer" shall include in addition to any officer of such entity, any person serving in a similar capacity or as the manager of such entity; service "at the request of the Company" shall include service as a director or officer of the Company which imposes

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duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Company.

         To the extent authorized from time to time by the Board of Directors, the Company may provide to (i) any one or more employees and other agents of the Company, (ii) any one or more officers, employees and other agents of any Subsidiary and (iii) any one or more directors, officers, employees and other agents of any other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys' fees, that are similar to the rights conferred in this Article VI on directors and officers of the Company or any Subsidiary or other enterprise. Any such rights shall have the same force and effect as they would have if they were conferred in this Article VI.

         Nothing in this Article VI shall limit the power of the Company or the Board of Directors to provide rights of indemnification and to make payment and reimbursement of expenses, including attorneys' fees, to directors, officers, employees, agents and other persons otherwise than pursuant to this Article VI.

                                  ARTICLE VII.
                                 CORPORATE SEAL.

         The corporate seal, circular in form, shall have inscribed thereon the name of the Company and the words "Corporate Seal--Delaware."

                                  ARTICLE VIII.
                                  RECORD DATES.

         The Board of Directors may close the stock transfer books of the Company for a period not exceeding sixty (60) days preceding the date of any meeting of the shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of shares, and in such case such shareholders, and only such shareholders as shall be shareholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of

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such dividend or to receive such allotment of rights or to exercise such rights as the case may be, notwithstanding any transfer of any shares on the books of the Company after any such record date fixed as aforesaid.

                                   ARTICLE IX.
                                  FISCAL YEAR.

         The fiscal year of the Company shall end on the Friday nearest June 30 unless and until the Board of Directors shall otherwise determine.

                                   ARTICLE X.
                                   AMENDMENTS.

         These By-Laws may be made or altered in any respect in whole or in part by the affirmative vote of the holders of a majority of the shares entitled to vote thereon at any annual or special meeting of the shareholders, if notice of the proposed alteration or change to be made is properly brought before the meeting under these By-Laws. The By-Laws may also be made or altered in any respect in whole or in part, by the affirmative vote of the majority of the directors then comprising the Board of Directors.

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                                   CERTIFICATE


         I hereby certify that the foregoing is a true and correct copy of the By-Laws of Harris Corporation as in effect on the date hereof.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of Harris Corporation this day of _____________, 20_____.



                                    --------------------------------------------
                                    (Assistant) Secretary of Harris Corporation